UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 19, 2015

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General Counsel and Chief Regulatory and Compliance Officer Retention Bonus

On August 19, 2015, in order to help retain Timothy Donovan, Executive Vice President, General Counsel and Chief Regulatory and Compliance Officer of Caesars Entertainment Corporation (“CEC”), Mr. Donovan was awarded a special one-time retention bonus with a value of up to $200,000 (the “Retention Bonus”) in accordance with the terms set forth in a letter agreement, attached hereto as Exhibit 10.1 (the “Retention Letter”). The Retention Bonus is payable in two equal installments of $100,000 on each final regular payroll day of calendar year 2015 and calendar year 2016. If Mr. Donovan’s employment is terminated for any reason prior to either payment date, he shall forfeit any portion of the Retention Bonus that has not yet been paid as of such termination date. The Retention Letter does not modify or amend Mr. Donovan’s employment agreement, dated April 2, 2009, which remains in effect.

The foregoing is only a summary of the Retention Letter and does not purport to be complete. It is qualified in its entirety by reference to the full text of the Retention Letter, which is attached hereto as Exhibit 10.1, incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On August 19, 2015, CEC and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), announced that they extended for 30 days, from August 19, 2015 to September 18, 2015 (the “Extension”), the date by which the conditions to effectiveness must be satisfied for the Restructuring Support and Forbearance Agreement, dated as of July 20, 2015 (the “Second Lien Bond RSA”), among CEC, CEOC and certain holders of claims in respect of CEOC’s 12.75% Second-Priority Senior Secured Notes due 2018, 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015 (collectively, the “Second Lien Notes” and, the claims with respect thereto, the “Second Lien Bond Claims”). As a result of the Extension, creditors holding Second Lien Bond Claims have until September 18, 2015 to sign the Second Lien Bond RSA, which will become effective upon the signing of the Second Lien Bond RSA by creditors holding at least 50.1% of the Second Lien Bond Claims.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	Letter Agreement dated August 19, 2015, by and between Timothy Donovan and Caesars Enterprise Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: August 19, 2015	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated August 19, 2015, by and between Timothy Donovan and Caesars Enterprise Services, LLC.